Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Marathon Patent Group, Inc.

Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-196994, No. 333-200394 and No. 333-220438) of Marathon Patent Group, Inc. of our report dated April 4, 2017 (April 16, 2018 as to the effects of the reverse stock split described in Note 1), relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/S/ BDO USA, LLP
Los Angeles, California
April 16, 2018